As filed with the Securities and Exchange Commission on June 6, 2005

Registration No. 333-

UNITES STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARBINET-THEXCHANGE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-3930916
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

120 Albany Street, Tower II, Suite 450, New Brunswick, New Jersey	08901
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated 1997 Stock Incentive Plan

First Amended and Restated Non-employee Directors’ and Advisors’ Stock Option Plan

2004 Stock Incentive Plan

(Full Title of the Plan)

J. Curt Hockemeier

President and Chief Executive Officer

Arbinet-thexchange, Inc.

120 Albany Street, Tower II, Suite 450

New Brunswick, New Jersey 08901

(Name and Address of Agent For Service)

(732) 509-9100

(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, par value $0.001 per share:
Shares to be issued pursuant to prior awards and grants under the Amended and Restated 1997 Stock Incentive Plan:	1,971,975 shares	$6.83	(2)	$13,468,589.25	(2)	$1,586.00
Shares to be issued pursuant to prior awards and grants under the First Amended and Restated Non-employee Directors’ and Advisors’ Stock Option Plan	5,625 shares	$41.58	(3)	$233,887.50	(3)	$28.00
Shares to be issued pursuant to prior awards and grants under the 2004 Stock Incentive Plan:	704,850 shares	$25.24	(4)	$17,790,414.00	(4)	$2,094.00
Shares to be issued pursuant to future awards and grants under the 2004 Stock Incentive Plan:	1,820,945 shares	$12.57	(5)	$22,889,278.65	(5)	$2,695.00
Aggregate number of shares registered and aggregate registration fee:	4,503,395 shares					$6,403.00

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of $6.83, the weighted average exercise price of the 1,971,975 shares subject to outstanding stock option grants under the Amended and Restated 1997 Stock Incentive Plan.
(3)	Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of $41.58, the weighted average exercise price of the 5,625 shares subject to outstanding stock option grants under the First Amended and Restated Non-employee Directors’ and Advisors’ Stock Option plan.
(4)	Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of $25.24, the weighted average exercise price of the 704,850 shares subject to outstanding stock option grants under the 2004 Stock Incentive Plan.
(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq National Market on June 2, 2005.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The information required by Item 1 is included in documents sent or given to participants in the plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 2. Registrant Information and Employee Plan Annual Information.

The written statement required by Item 2 is included in documents sent or given to participants in the plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The registrant is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

(a) The registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2004 filed pursuant to Section 13(a) or 15(d) of the Exchange Act on March 31, 2005.

(b) The registrant’s proxy statement on Schedule 14A filed pursuant to Section 14(a) of the Exchange Act on April 29, 2005.

(c) The registrant’s quarterly report on Form 10-Q filed pursuant to Section 13(a) or 15(d) of the Exchange Act on May 16, 2005.

(d) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

(e) The description of the common stock, $0.001 par value (the “Common Stock”), contained in the registrant’s registration statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 102 of the General Corporation Law of the State of Delaware permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides that no director shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the General Corporation Law of the State of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our certificate of incorporation provides that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, our director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our certificate of incorporation provides that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, our director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The Index to Exhibits immediately preceding the exhibits is incorporated herein by reference.

Item 9. Undertakings.

1. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New Brunswick, New Jersey on this 6th day of June, 2005.

ARBINET-THEXCHANGE, INC.

By:	/s/ J. Curt Hockemeier
J. Curt Hockemeier
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Arbinet-thexchange, Inc., hereby severally constitute and appoint J. Curt Hockemeier and John J. Roberts, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Arbinet-thexchange, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ J. Curt Hockemeier J. Curt Hockemeier	President, Chief Executive Officer and Director (Principal Executive Officer)	June 6, 2005

/s/ John J. Roberts John J. Roberts	Chief Financial Officer (Principal Financial and Accounting Officer)	June 6, 2005

/s/ Anthony L. Craig Anthony L. Craig	Chairman of the Board of Directors and Director	June 6, 2005

/s/ Roland A. Van der Meer Roland A. Van der Meer	Director	June 6, 2005

/s/ William G. Kingsley William G. Kingsley	Director	June 6, 2005

/s/ Michael L. DeRosa Michael L. DeRosa	Director	June 6, 2005

/s/ Mathew J. Lori Mathew J. Lori	Director	June 6, 2005

/s/ Michael J. Ruane Michael J. Ruane	Director	June 6, 2005

/s/ Deborah D. Rieman Deborah D. Rieman	Director	June 6, 2005

INDEX TO EXHIBITS

Number	Description
5.1	Opinion of Morgan, Lewis & Bockius LLP, counsel to the Registrant.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

24.1	Power of attorney (included on the signature pages of this registration statement).

99.1	Amended and Restated 1997 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement No. 333-117278 on Form S-1 declared effective on December 16, 2004).

99.2	First Amended and Restated Non-employee Directors’ and Advisors’ Stock Option Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement No. 333-117278 on Form S-1 declared effective on December 16, 2004).

99.3	2004 Stock Incentive Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement No. 333-117278 on Form S-1 declared effective on December 16, 2004).